SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2005

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 5, 2005, Mitch Truwit, priceline.com Incorporated’s Executive Vice President and Chief Operating Officer, notified priceline.com Incorporated (the “Company”) that he is resigning and has accepted a job with Cendant Corporation.  Mr. Truwit’s resignation is effective as of the close of business on January 5, 2005.  Mr. Truwit’s responsibilities will be divided among Jeffery H. Boyd, the Company’s Chief Executive Officer, Robert J. Mylod, the Company’s Chief Financial Officer and Chris Soder, the Company’s Executive Vice President, Lodging and Vacation Products.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  January 5, 2005